UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

MTB Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-192060	45-3797537
(Commission File Number)	(I.R.S. Employer Identification No.)

5899 Preston Road #505

Frisco, TX 75034

(Address of principal executive offices)

(800) 203-5610

(Registrant’s telephone number, including area code)

Mount Tam Biotechnologies, Inc.

106 Main Street #4E

Burlington, VT 05401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: NONE

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Asset Purchase Agreement

On November 13, 2019, Mount Tam Biotechnologies, Inc., a Nevada corporation (the “Company”), and Mount Tam Therapeutics, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“MTT”) and together with the Company, the “Seller”), entered into an Asset Purchase Agreement (the “Agreement”) with Torcept Therapeutics Inc., a Delaware corporation (“Torcept”).

Pursuant to the Agreement, and subject to the terms and conditions thereof, MTT completed the sale of all or substantially all of its assets and the transfer and satisfaction of certain liabilities, which also constitute all or substantially all of the assets and the liabilities of the Company, to Torcept (the “Asset Sale”). The price paid by Torcept consisted of (A) the surrender by Torcept to Seller of (i) the promissory note originally issued to Fromar Investments, LP (“Fromar”) in the original principal amount of up to $1,750,000, and (ii) the promissory note originally issued to Climate Change Investigation, Innovation and Investment Company, LLC, in the original principal amount of $350,000 (“CC3I”) (collectively, the “Notes”) (which Notes were assigned to Torcept by the original holders thereof on or about November 12, 2019) plus (B) the assumption by Torcept of certain trade payables and other liabilities of the Company (together, the “Purchase Price”). In connection with the Asset Sale, the Company, Fromar and CC3I terminated those certain lines of credit agreements, security agreements and intercreditor agreements entered into among the Company, Fromar and CC3I on May 10, 2019, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2019.

The Agreement contemplated ancillary agreements in the form of a bill of sale and an assignment and assumption agreement (the “Ancillary Documents”), through which the Seller effected the sale, transfer, conveyance and assignment to Torcept of valid ownership of the assets, and those certain liabilities, relevant to the Asset Sale. Further, the Agreement contained customary representations, warranties, covenants and indemnification provisions among the parties thereto. Each party’s obligation to consummate the Asset Sale was subject to customary conditions as set out in the Agreement, including, among others, (i) delivery of the disclosure schedules and execution of the Ancillary Documents; (ii) delivery by the Seller to Torcept all of the assets and liabilities contemplated by the Asset Sale; and (iii) delivery by Torcept to the Seller any originals of the Notes and Other Obligations in Torcept’s possession (if any) for cancellation. In addition, the Agreement contained certain confidentiality and cooperation covenants among the parties thereto.

Shareholder Approval of Sale of Assets

The Boards of Directors of both the Company and MTT approved the Asset Sale and the entry into the Agreement, and recommended the Asset Sale and the entry into the Agreement to their respective shareholders. The Company, acting as the sole shareholder of MTT, approved the Asset Sale and the entry into the Agreement. The Company sought and received the approval of the holders of a majority of the Company’s outstanding common stock of the Asset Sale and the entry of the Company into the Agreement.

The Asset Sale and the entry into the Agreement were anticipated in connection with the merger between MTB Merger Sub, a Delaware corporation (“Merger Sub”), the Company’s wholly owned subsidiary, and Banner Midstream Corp., a Delaware corporation (“Banner”), discussed below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K filed on September 30, 2019, on September 26, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Banner, and Merger Sub, relating to a merger (the “Merger”) between Banner and Merger Sub.

On November 18, 2019, Banner announced that it has closed the Merger with Merger Sub, effective November 18, 2019, with Banner being the surviving entity and becoming a subsidiary of the Company. The Merger became effective upon filing of the certificate of merger with the Secretary of State of the State of Delaware on the date hereof.

The Company received approval from its board of directors and shareholders and from the Financial Industry Regulatory Authority (“FINRA”) for a name change from Mount Tam Biotechnology, Inc. to MTB Corp. (the “Name Change”) and a reverse split of its common stock at a ratio of one new share for each 95 existing shares (the “Reverse Stock Split”). As a result of the Name Change and Reverse Stock Split, the Company’s shares will trade under the temporary ticker symbol “MNTMD.” Following a 20-day trading period, the Company’ symbol will transition to the permanent ticker symbol “BANM.”

Under the terms of the Merger Agreement, the Company and its secured debt holders have agreed that the debt holders will take possession of the biotechnology assets and other Company obligations in lieu of the amounts due in the secured debt instruments. Following the closing of the Merger, the Company’s existing shareholders will have a combined ownership position of approximately 10% and the former Banner shareholders will collectively own approximately 90% of the outstanding stock.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided above in “Item 2.01 – Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 5.01 Changes in Control of Registrant.

As a result of the transactions contemplated under the Merger Agreement, a change of control of the Company occurred. The information provided above in “Item 2.01 – Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to us, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of our company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2019, James Farrell resigned from his position as director and from any and all positions he held with the Company, to be contingent upon and effective immediately as of the closing of the transactions contemplated by the Merger Agreement.

On November 12, 2019, Chester Aldridge resigned from his position as director and from any and all positions he held with the Company, to be contingent upon and effective immediately as of the closing of the transactions contemplated by the Merger Agreement.

On November 12, 2019, Brian Kennedy resigned from his position as director and from any and all positions he held with the Company, to be contingent upon and effective immediately the transactions contemplated by the Merger Agreement.

On November 12, 2019, James Stapleton resigned from his position as Treasurer, Secretary and Chief Financial Officer, and from any and all positions he held with the Company, to be contingent upon and effective immediately as of the closing of the transactions contemplated by the Merger Agreement.

On November 12, 2019, Richard Marshak resigned from his position as the sole director and from any and all positions he held as a manager, officer, and employee of Merger Sub, to be contingent upon and effective immediately as of the closing of the Merger. On the same date, Richard Marshak resigned from his positions as a director and the President and CEO, and from any and all other positions he held with the Company, to be contingent upon and effective immediately after the occurrence of (i) the closing of the transactions contemplated by the Merger Agreement and (ii) the appointment of Peter DiChiara as a Director of the Company.

On November 12, 2019, Peter DiChiara, 55, was appointed as a Director of the Company. Mr. DiChiara, since 2016, has been a partner for Carmel, Milazzo & DiChiara LLP, a law firm in New York City specializing in corporate and securities law matters. Mr. DiChiara earned an B.B.A. in accounting from the University of Notre Dame and a J.D. from Pace University School of Law. Mr. DiChiara started his career with Ernst & Young and was the Manager for External Reporting for Philip Morris Companies, now known as Altria, before working as an associate for Cadwalader, Wickersham & Taft LLP, Paul Hastings LLP and Willkie Farr & Gallagher LLP. Immediately prior to becoming a partner at Carmel, Milazzo & DiChiara LLP, Mr. DiChiara was counsel for Sichenzia Ross Friedman Ference LLP from 2012 to 2016. Mr. DiChiara’s experience in corporate and securities law matters qualifies him to serve on the Company’s board of directors.

Item 5.03 Amendment to Articles of Incorporation

On November 12, 2019, the Company filed a Certificate of Amendment of Articles of Incorporation reflecting (i) the Reverse Stock Split and (ii) the Name Change.

As a result of the Name Change and Reverse Stock Split, the Company’s shares will trade under the temporary ticker symbol “MNTMD.” Following a 20-day trading period, the Company’ symbol will transition to the permanent ticker symbol “BANM.”

Under the terms of the Merger Agreement, the Company and its secured debt holders have agreed that the debt holders will take possession of the biotechnology assets and other Company obligations in lieu of the amounts due in the secured debt instruments. Following the closing of the merger, the Company’s existing shareholders will have a combined ownership position of approximately 10% and the former Banner shareholders will collectively own approximately 90% of the outstanding stock.

Item 7.01 Regulation FD Disclosure

On November 18, 2019, Banner issued a press release announcing the Merger. A copy of the press release is furnished herewith as Exhibit 99.1.

The press release included as Exhibit 99.1 will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Being Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger*
3.1	Certificate of Merger, filed on November 18, 2019
3.2	Certificate of Amendment, filed on November 12, 2019
99.1	Press Release regarding closing of the Merger, dated November 18, 2019

* The schedules and similar attachments to the Agreement and Plan of Merger are not included in the exhibit in accordance with Item 601(b)(2) of Regulation SK. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT TAM BIOTECHNOLOGIES, INC.

Date:	November 19, 2019
By:	/s/ Jay Puchir
Name:	Jay Puchir
Title:	Chief Executive Officer